Effective November 30, 1999

                                                     Exhibit 3(b)

                             BY-LAWS
                               OF
                    ENTERGY NEW ORLEANS, INC.


                           ARTICLE I.

                             OFFICES

     The principal business office of the Corporation shall be in New Orleans, Louisiana, or in such other location as designated by the Board of Directors. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

                           ARTICLE II.

                    MEETINGS OF STOCKHOLDERS

     SECTION 1. Place of Meetings. Meetings of stockholders, whether annual or special, shall be held at a location fixed by the Board of Directors or by the stockholders.

     SECTION 2. Annual Meeting. The annual meeting of stockholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time of day as shall have been fixed by the Board of Directors or by the stockholders.

     SECTION 3. Special Meetings. Special meetings of the stockholders may be held at any time upon the call of (i) a majority of the entire Board of Directors, (ii) the President,
(iii) the Chairman of the Board, (iv) the person, if any, designated by the Board of Directors as the Chief Executive Officer, or (v) the holders of not less than a majority of the outstanding stock entitled to vote at the special meeting.

     SECTION 4. Organization. The Chief Executive Officer or, in his absence, a person appointed by him or, in default of such appointment, the officer next in seniority of position (as determined by the Secretary or, in the Secretary's absence, the Assistant Secretary), shall call meetings of the stockholders to order and shall act as chairman thereof. The Secretary of the Corporation, if present, shall act as secretary of all meetings of stockholders, and, in his absence, the presiding officer may appoint a secretary.

     SECTION 5. Action by Consent. Any action required or permitted to be taken at any meeting of the stockholders, whether annual or special, may be taken without a meeting, if prior to such action a written consent thereto is signed by a sufficient percentage of shareholders to satisfy the minimum requirements of state law.

                          ARTICLE III.

                            DIRECTORS

     SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors.

     SECTION 2. Term of Office. The term of office of each Director shall be until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until the earlier death, resignation or removal of such Director.

     SECTION 3. Number of Directors. The number of Directors which shall constitute the whole Board of Directors shall be not more than fifteen (15) nor less than three (3), with the exact number at any given time to be fixed by a resolution of the Board of Directors or by the stockholders.

     SECTION 4. Meetings; Notice. Meetings of the Board of Directors shall be held at such place as may from time to time be fixed by resolution of the Board or by the Chairman of the Board, the Vice Chairman, the President or a Vice President and as may be specified in the notice or waiver of notice of any meeting. Notice may be written, electronic or oral and may be given at any time prior to the meeting. Notice may be waived by a Director either prior to or following a meeting. Directors present at a meeting shall be deemed to have waived notice thereof. Meetings of the Board of Directors, or any committee thereof, may be held by means of a video conference, a telephone conference or similar communications equipment.

     SECTION 5. Quorum. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum is present when the meeting is convened, the Directors present may continue to conduct the business of the meeting, taking action by vote of a majority of a quorum as fixed above, until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum as fixed above, or the refusal of any Director present to vote.

     SECTION 6. Action By Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, prior to such action, a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee, as the case may be.

     SECTION 7. Advisory Directors. The stockholders or the Board of Directors may elect one or more Advisory Directors of the Corporation. Advisory Directors may be called upon individually or as a group by the Board of Directors or Officers of the Corporation to give advice and counsel to the Corporation. Advisory Directors shall receive from the Corporation such remuneration as shall be fixed by the Board of Directors. Terms of Advisory Directors shall expire on the day of the Annual Meeting of the Corporation, provided, however, that Advisory Directors shall serve at the pleasure of the Board of Directors and may be removed at any time with or without cause by a vote of the Board of Directors. For the purpose of Article IX (Indemnification) of these By-Laws, Advisory Directors of the Corporation shall enjoy the same rights and privileges as Directors of the Corporation.

            SECTION 8. Vacancies; Removal. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the stockholders or by the Board of Directors, and the Directors so chosen shall hold office until the next annual election. The stockholders may by majority vote remove any Director from his directorship, whether cause shall be assigned for such removal or not.


                           ARTICLE IV.

            EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     SECTION 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, establish an Executive Committee of not less than two or more than five members, to serve at the pleasure of the Board of Directors, which Executive Committee shall consist of such directors as the Board of Directors may from time to time designate.

     SECTION 2. Procedure. The Executive Committee shall meet at the call of any of the members of the Executive Committee. A majority of the members shall be necessary to constitute a quorum and action shall be taken by a majority vote of those present.

     SECTION 3. Powers and Reports. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise, to the full extent authorized by law, all the powers of the Board of Directors in the management and direction of the business and affairs of the Corporation. The taking of an action by the Executive Committee shall be conclusive evidence that the Board of Directors was not in session when such action was taken. The Executive Committee shall keep regular minutes of its proceedings and all action by the Executive Committee shall be reported to the Board of Directors at its meeting next following the meeting of the Executive Committee and shall be subject to revision or alteration by the Board of Directors; provided, that no rights of third parties shall be affected by such revision or alteration.

     SECTION 4. Other Committees. From time to time the Board of Directors, by the affirmative vote of a majority of the whole Board of Directors, may appoint other committees for any purpose or purposes, and such committees shall have such powers as shall be conferred by the resolution of appointment; provided, however, that no such committee shall be authorized to exercise the powers of the Board of Directors. The quorum of any such committee so appointed shall be a majority of the membership of that committee.




                           ARTICLE V.

                            OFFICERS

     SECTION 1. Required and Discretionary Officers. The Board of Directors shall elect individuals to occupy at least three executive offices: President, Secretary and Treasurer. In its discretion, the Board of Directors may elect individuals to occupy other executive offices, including Chief Executive Officer, Chief Operating Officer, Vice President and such other executive offices as the Board shall designate. Officers shall be elected annually and shall hold office until their respective successors shall have been duly elected and qualified, or until such officer shall have died or resigned or shall have been removed by majority vote of the whole Board of Directors. To the extent permitted by law, individuals may occupy more than one office.

     SECTION 2. President. The President shall perform duties incident to the office of the president of a corporation and such other duties as from time to time may be assigned to him or her by the Board of Directors, by the Executive Committee or, if the Board has elected a Chief Executive Officer and if the Chief Executive Officer is not the President, by the Chief Executive Officer.

     SECTION 3. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him or her by the Board of Directors, the Executive Committee, the President or the Chief Executive Officer.

     SECTION 4. Secretary. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these By-Laws; shall be custodian of the records and of the corporate seal of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and, when the seal is so affixed, he may attest the same; and, in general, shall perform all duties incident to the office of the secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the Chairman of the Board, the Vice Chairman, the President, the Board of Directors or the Executive Committee. The Secretary shall also keep, or cause to be kept, a stock book, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their addresses of record, the number of shares held by them respectively, and the date when they respectively became the owners of stock of the Corporation.

     SECTION 5. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Treasurer, by an assistant Treasurer or by any other individual designated by the Board of Directors. The Treasurer may endorse for collection on behalf of the Corporation, checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation singly or jointly with another person as the Board of Directors may authorize; may sign checks of the Corporation and pay out and dispose of the proceeds as the Board of Directors may authorize; shall render or cause to be rendered to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board, the Vice Chairman, the President, the Board of Directors or the Executive Committee.

     SECTION 6. Subordinate Officers. The Board of Directors may appoint such assistant secretaries, assistant treasurers and other officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove such officers and to prescribe the powers and duties thereof.

     SECTION 7. Vacancies; Absences. Any vacancy in any of the above offices may be filled by the Board of Directors at any regular or special meeting. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee, whenever necessary, may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the absent officer for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

     SECTION 8. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors or by such officer.


                           ARTICLE VI.

                          CAPITAL STOCK

     SECTION 1. Stock Certificates. Every stockholder shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation. Stock certificates shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation. Such seal may be facsimile, engraved or printed. Where such certificate is signed (1) by a transfer agent or an assistant transfer agent, other than the Corporation itself, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board, the Vice Chairman of the Board, the President, Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

     SECTION 2. Transfer of Shares. The shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Board of Directors may appoint one or more transfer agents and registrars of the stock of the Corporation. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact and legal owner thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

     SECTION 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, mutilated or destroyed, and may require the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, mutilated or destroyed.


                          ARTICLE VII.

                       CHECKS, NOTES, ETC.

     SECTION 1. Execution of Checks, Notes, etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange, promissory notes, acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, person or persons, as shall be thereunto authorized by the Board of Directors or as may be designated in a manner authorized by the Board of Directors.

     SECTION 2. Execution of Contracts, Assignments, etc.
All contracts, agreements, endorsements, assignments, transfers, stock powers, and other instruments shall be signed by such officer or officers, person or persons, as shall be thereunto authorized by the Board of Directors or as may be designated in a manner authorized by the Board of Directors.

     SECTION 3. Voting of Stock and Execution of Proxies. The Chairman of the Board, the Vice Chairman, the President or any Vice President or any other officer of the Corporation designated by the Board of Directors, the Chairman of the Board, or the President shall be authorized to attend any meeting of the stockholders of any other corporation in which the Corporation is an owner of stock and to vote such stock upon all matters coming before such meeting. The Chairman of the Board, the Vice Chairman, the President or any Vice President may sign and issue proxies to vote shares of stock of other corporations owned by the Corporation.


                          ARTICLE VIII.

                              SEAL

     The seal of the Corporation shall show the year of its incorporation and shall be in such form as the Board of Directors shall prescribe. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.


                           ARTICLE IX.

                         INDEMNIFICATION


     SECTION 1. Mandatory Indemnification - Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding ("Action"), whether civil, criminal, administrative or investigative (other than an Action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Action, had no reasonable cause to believe the conduct was unlawful. The termination of any Action by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     SECTION 2. Mandatory Indemnification - Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Action by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that such person is or was a director, officer, or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees and amounts paid in settlement not exceeding the estimated expense of litigating the Action to a conclusion) actually and reasonably incurred by such person in connection with the defense or settlement of such Action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the Corporation unless and only to the extent that the court in which such Action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     SECTION 3. Mandatory Indemnification - Successful Party. To the extent that a director, officer, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in the defense of any such Action, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     SECTION 4. Permissive Indemnification. Notwithstanding any limitations of the indemnification provided by Sections 1 and 2, the Corporation may, to the fullest extent authorized by law, indemnify any person who is or was a party or is threatened to be made a party to any Action by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all or part of any expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Action, if it shall be determined in accordance with the applicable procedures set forth in Section 5 that such person is fairly and reasonably entitled to such indemnification.

     SECTION 5. Procedure. Any indemnification under Sections 1, 2 or 4 (unless ordered by a court) shall be made by the Corporation only as authorized by the Board of Directors (which may so act whether or not there is a sufficient number of disinterested directors to constitute a quorum) in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 1 and 2 or is entitled to indemnification under
Section 4. Such determination, in the case of indemnification made pursuant to Section 1 or Section 2 shall be made (1) by the Board of Directors by a majority vote of a quorum, as defined in the Certificate of Incorporation or the By-Laws, consisting of directors who are not or were not parties to any pending or completed Action giving rise to the proposed indemnification, or
(2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel (who may be, but need not be, outside counsel to the Corporation) in a written opinion, or (3) by the shareholder(s) of the Corporation. Such determination, in the case of indemnification made pursuant to Section 4, shall be made by the Board of Directors by a majority vote of a quorum, as defined in the Certificate of Incorporation or the By-Laws, consisting of directors who are not or were not parties to any pending or completed Action giving rise to the proposed indemnification or by the shareholders.

     SECTION 6. Advance Payments. Expenses (including attorneys' fees) incurred or reasonably expected to be incurred by a director, officer or employee of the Corporation in defending against any claim asserted or threatened against such person in such capacity or arising out of such person's status as such shall be paid by the Corporation in advance of the final determination thereof, if authorized by the Board of Directors (which may so act whether or not there is a sufficient number of disinterested directors to constitute a quorum) upon receipt by the Corporation of his written request therefor and such person's written promise to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized or required in this article.

     SECTION 7. Provisions Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 8. Miscellaneous. For purposes of this Article, and without any limitation whatsoever upon the generality thereof, the term "fines" as used herein shall be deemed to include (i) penalties imposed by the Nuclear Regulatory Commission (the "NRC") pursuant to Section 206 of the Energy Reorganization Act of 1974 and Part 21 of NRC regulations thereunder, as they may be amended from time to time, and any other penalties, whether similar or dissimilar, imposed by the NRC, and (ii) excise taxes assessed with respect to an employee benefit plan pursuant to the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, ("ERISA"). For purposes of determining the entitlement of a director, officer or employee of the Corporation to indemnification under this Article, the term "other enterprise" shall be deemed to include an employee benefit plan governed by ERISA. The Corporation shall be deemed to have requested such person to serve as a director, officer or employee of such a plan where such person is a trustee of the plan or where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to such plan or its participants or beneficiaries, and action taken or permitted by such person in the performance of his duties with respect to such employee benefit plan for which is a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan, shall be deemed to meet the standard of conduct required for indemnification hereunder. Any act, omission, step or conduct taken or had in good faith which is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935 or any other federal statute or any state statute or municipal ordinance shall be deemed to meet the standard of conduct required for indemnification hereunder.


                           ARTICLE X.

                            CONFLICTS

     In the event that any provisions of these By-Laws conflict with the Articles of Incorporation or with state or federal statutes, the Articles of Incorporation or such statutes shall take precedence over such provisions of these By-Laws.


                           ARTICLE XI.

                           AMENDMENTS

     Subject to the provisions of applicable law and of the Articles of Incorporation, these By-Laws may be altered, amended or repealed and new By-Laws adopted either by the stockholders or by the Board of Directors.